REGAL RESTRUCTURING AGREEMENT June 28, 2023

2 DISCLAIMER With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, projected percentage rent, revenues and theatre performance, the expected amount of the Company's pending write-down, the financial impact of the COVID-19 pandemic, the outcome of the Debtor's pending bankruptcy proceeding and its potential impact on our existing leases with Regal theatre tenants, and the timing of transaction closings and bankruptcy proceedings. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict, and include risks relating to the Debtor's ability to obtain approval of its Plan of Reorganization and successfully complete negotiation of its financing agreements in a timely manner; risks relating to the theatre industry, including the quality of future releases, shorter theatre windows for certain releases, continuing changes in consumer preferences and production delays relating to the Writers Guild of America strike; general economic conditions, continuing inflation and higher interest rates, as well as the factors described in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof. This release contains market and industry forecasts that have been obtained from publicly available information, various industry publications, other published industry sources and our internal data and estimates. We have not independently verified the information from third party sources and cannot make any representation as to the accuracy or completeness of such information. None of the reports and other materials of third party sources referred to in this release were prepared for use in, or in connection with, this release. Additionally, our internal data and estimates are based upon information obtained from our past experience and our management’s understanding of industry conditions. Estimates are difficult to develop and inherently uncertain, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those detailed above and under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

OPENING COMMENTS

4 LEVEL SET AND GOALS Pre-Bankruptcy • 57 Regal theatres • ~$86.3M in total annualized revenues (including annual fixed rent, CAM and ground rent, and excluding deferred rent) • Represented ~13% of total revenue Transaction Goals • Limit revenue reduction • Participate in exhibition recovery • Maintain quality portfolio • Master Lease structure

5 COMPREHENSIVE RESTRUCTURING AGREEMENT Master Lease Properties: 41 properties will continue to be operated by Regal; master lease in 3 tranches with a weighted average lease term of 13 years, an increase of 4 years Rent and Charges: $65M annual fixed rent + ~$3.5M third party charges paid to EPR; Regal responsible for all triple-net charges Annual Percentage Rent: paid on all revenues exceeding $220M within a lease year; threshold amounts increasing every 5 years o Regal revenues for the Master Lease properties exceeded $220M in 2022 as North American Box Office Gross (“NABOG”) totaled $7.4B Surrendered Properties: reducing EPR’s Regal footprint; taking back 16 properties • 4 to be managed by Cinemark • 1 to be managed by Phoenix • 11 to be sold

6 ADDITIONAL TERMS & BENEFITS Other terms of Master Lease & Related Agreements • Guaranty: parent entity of Regal will provide guaranty of obligations • Deferred Rent Note: deferred rent will be forgiven unless default occurs • Capital Commitment: will reimburse Regal for 50% of revenue- enhancing improvements not to exceed $32.5M over 5-yrs; no more than $10M/year Operating Properties • Expanding long-standing relationship with Cinemark o 4 high-performing theatres located in top 20 MSAs, 3 with recliners and 2 with premium large format screens • Adding to existing portfolio with Phoenix Theatres Properties to be Marketed for Sale • Reducing overall theatre footprint by selling 11 Surrendered Properties o Deploying proceeds to acquire non-theatre experiential properties

7 BOX OFFICE RECOVERY Source: BoxOfficeMojo for 2017-May 2023 * Median of multiple analysts for 2023 and 2024 $11.4 $9.0 $9.8 $0 $2 $4 $6 $8 $10 $12 $14 2017 2018 2019 2020 2021 2022 TTM May 2023 2023 2024 Annual Box Office Recovery • Since the low in 2020, NABOG has recovered rapidly with year-over-year growth of 112% in 2021 and 64% in 2022 • 2023 NABOG* is projected at $9.0B, a 22% annual increase • 2024 NABOG* is projected at $9.8B, a 9% annual increase North American Box Office Gross (NABOG) ($B) * *

RECOVERY AS BOX OFFICE RAMPS

At $9.4B NABOG[(1)] Master Lease & Operating Properties anticipated to generate 96% of Pre-Bankruptcy Regal Rent ("PBRR"); Master Lease rent coverage estimated at ~1.6x[(2)]

NABOG	Regal Total Revenues	Regal Rent & Charges[(3)]	Percentage Rent	Regal Total Rent	Operating Theatres[(4)]	Total Income	% of PBRR	Recovery Rent[(5)]	Total Recovery	% of PBRR
$7.5B	$ 222,800	$ 68,500	$ 400	$68,900	$ 2,100	$ 71,000	82%	$3,200	$74,200	86%
$8.5B	$ 252,500	$ 68,500	$ 4,900	$73,400	$ 3,900	$ 77,300	90%	$3,200	$80,500	93%
$9.0B	$ 267,400	$ 68,500	$ 7,100	$75,600	$ 4,800	$ 80,400	93%	$3,200	$83,600	97%
$9.4B	$ 279,200	$ 68,500	$ 8,700	$ 77,200	$ 5,500	$ 82,700	96%	$3,200	$85,900	100%
$9.8B	$ 291,100	$ 68,500	$ 10,100	$78,600	$ 6,200	$ 84,800	98%	$3,200	$88,000	102%
$10.5B	$ 311,900	$ 68,500	$ 12,700	$ 81,200	$ 7,500	$ 88,700	103%	$3,200	$ 91,900	106%
$11.0B	$ 326,800	$ 68,500	$ 14,600	$ 83,100	$ 8,300	$ 91,400	106%	$3,200	$94,600	110%
$11.4B	$ 338,600	$ 68,500	$ 16,100	$84,600	$ 9,000	$ 93,600	108%	$3,200	$96,800	112%

Numbers in thousands, except Box Office

And with investment of proceeds from 11 sold assets, we expect to equal or exceed PBRR

(1) $9.4B of NABOG equals the average of the median of multiple analysts' estimates of NABOG for 2023 and 2024 (i.e. estimate of NABOG for first year of Regal master lease)

(2) Estimated rent coverage calculated by dividing Regal anticipated EBITDAR for the Master Lease properties divided by fixed annual rent

(3) Includes $65.0M of annual fixed rent plus an estimate of $3.5M of annual triple-net charges, including ground rent

(4) Estimated profit from operating 5 theatres surrendered by Regal

(5) Based upon selling 11 theatres surrendered by Regal at recently appraised values and reinvesting proceeds at an 8% cap rate

EPR Properties

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9 PROJECTIONS Regal Portfolio Financial Information (Unaudited, dollars in thousands) 2023 2024 Estimate Estimate (1) Minimum rent and CAM 78,200$ 68,500$ Deferral and stub rent payments 14,600 - (2) Percentage rent - 8,700 (3) Other income (5 operating theatres) 9,800 29,600 (4) Non-cash revenue (SL and other) 2,200 4,100 Total revenue 104,800 110,900 (5) Property operating expense 5,200 5,500 (3) Other expense (5 operating theatres) 9,800 23,400 (6) Transaction costs 5,000 - (7) Impairment charge 50,000 - (8) EBITDA 34,800$ 82,000$ (8) EBITDAre 84,800$ 82,000$ (9) Adjusted EBITDAre (FFO as adjusted) 89,800$ 82,000$ (10) Annualized Adjusted EBITDAre 75,200$ 82,000$ Supplemental data on operating profit of 5 operating theatres: Other income 9,800$ 29,600$ Other expense 9,800 23,400 Operating profit -$ 6,200$

PROJECTIONS

Regal Portfolio Financial Information Footnotes

(Unaudited, dollars in thousands)

(1) Minimum rent and Common Area Maintenance ("CAM") for 2024 includes $65.0M of annual fixed rent, plus an estimate of $3.5M of annual triple-net charges, including ground rent.

(2) Percentage rent estimate for 2024 is for the estimated lease year of 7/1/23-6/30/24 and is based on the average of the median of multiple analysts' estimates of NABOG for 2023 and 2024 of approximately $9.4B. No percentage rent is expected for 2023. Below is a sensitivity of estimated 2024 percentage rent based on various NABOG levels:

	NABOG (lease year)			
	$9.0B	$9.4B	$9.8B	$10.2B
Estimated percentage rent for Regal	$ 7,100	$ 8,700	$ 10,100	$ 11,600

(3) Other income and other expense for 2023 for the five theatres to be operated is based on operating the theatres for five months and assumes these theatres breakeven due to the transition of operations to Cinemark (4) and Phoenix (1). Other income and other expense for 2024 for the five theatres to be operated is based on the consensus of multiple analysts' estimates for NABOG of approximately $9.8B. Below is a sensitivity of estimated 2024 operating results for these five theatres based on NABOG levels:

	2024 NABOG (calendar year)			
	$9.4B	$9.8B	$10.2B	$10.6B
Other income	$ 28,400	$ 29,600	$ 30,800	$ 32,000
Other expense	22,900	23,400	23,900	24,400
Estimated operating profit	$ 5,500	$ 6,200	$ 6,900	$ 7,600

(4) The Regal portfolio is expected to move from cash basis to accrual basis accounting beginning on the Effective Date of the Master Lease, estimated at 7/1/23 for projections.

(5) Property operating expense includes estimated CAM and ground lease expenses as well as vacant property carrying costs.

(6) Transaction costs consist of pre-opening costs related to the five operating theatres.

(7) Impairment charge is an estimate and relates to theatres surrendered by Regal.

(8) EBITDA and EBITDAre are non-GAAP financial measures. See Supplemental Operating and Financial Data for the First Quarter Ended March 31, 2023 for the definition of EBITDAre. EBITDA equals EBITDAre less impairment charge.

(9) Adjusted EBITDAre is a non-GAAP financial measure and is equal to EBITDAre plus transaction costs and is what is used in the non-GAAP measure, FFO as adjusted. See Supplemental Operating and Financial Data for the First Quarter Ended March 31, 2023 for the definitions.

(10) Annualized Adjusted EBITDAre is a non-GAAP financial measure and is equal to Adjusted EBITDAre less deferral and stub rent payments. See Supplemental Operating and Financial Data for the First Quarter Ended March 31, 2023 for the definition.

EPR Properties®
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1 1 IN SUMMARY - GOALS MET Goals: Limit revenue reduction  Positioned to fully recover previous Regal revenues as box office continues to rebound Participate in exhibition recovery  Meaningful percentage rent Maintain quality portfolio  Significantly enhanced tenant credit  Sale of 11 surrendered properties will reduce overall theatre footprint All units in a Master Lease  Established a multi-tranche Master Lease